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As filed with the Securities and Exchange Commission on June 20, 1996.
                                        Registration No. 33
- ----------------------------------------------------------------------------
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                           FORM S-8

                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933

                       UNC INCORPORATED
    (Exact name of registrant as specified in its charter)

Delaware                                                54-1078297
(State or other jurisdiction                       (I.R.S. Employer
 of incorporated)                                 Identification No.)

                  175 Admiral Cochrane Drive
                Annapolis, Maryland 21401-7394
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        The UNC/Garrett Stock Purchase and Option Plan
                   (Full title of the plan)

                     Robert L. Pevenstein
                    Chief Financial Officer
                       UNC INCORPORATED
                  175 Admiral Cochrane Drive
                Annapolis, Maryland 21401-7394
                        (410) 266-7333
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies to:
                    John B. Frisch, Esquire
                     Miles & Stockbridge,
                  A Professional Corporation
                        10 Light Street
                     Baltimore, MD  21202
                        (412) 727-6464

                CALCULATION OF REGISTRATION FEE

                                Proposed       Proposed
Title of                        maximum        maximum        Amount of
Securities      Amount          offering       aggregate      registration
to be           to be           price          offering       fee
Registered      Registered*     per share      price
- ----------      ----------      ---------      ---------      ------------
Common Stock,   650,000           $9.00        $5,850,000     $2,019
par value $.20
per share
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                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1995;

     (b)  The registrant's current reports on Form 8-K dated
May 7, 1996 and June 11, 1996;

     (c) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996; and

     (d) The description of the registrant's Common Stock contained in the registrant's registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

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     The Delaware General Corporation Law authorizes Delaware
corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Delaware General Corporation Law also authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed in the
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foregoing paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The registrant's Certificate of Incorporation does not limit the extent of the indemnity provided by the Delaware General Corporation Law. The Amended and Restated Bylaws of the registrant permit indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law, and the registrant's directors and officers are covered by certain insurance policies maintained by the registrant.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit No.              Description of Exhibit
     -----------              -----------------------
     4.1                      The UNC/Garrett Stock Purchase and
                              Option Plan made and entered into
                              as of the 16th day of January,
                              1996.

     4.2                      Certificate of Incorporation as
                              amended by Certificate of
                              Designations of Series A Preferred
                              Stock, of the Company (filed as
                              Exhibit 4-H to Company's
                              Registration Statement No.
                              33-13762 and incorporated herein
                              by reference).

     4.3 Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Company (filed as Exhibit A to the Company's Form 8-A dated October 9, 1987, and incorporated herein by reference).

     4.4                      Amended and Restated Bylaws of the
                              Company (including resolutions of
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                              the Board of Directors of the
                              Company on February 5, 1992
                              amending the By-Laws of the
                              Company) (filed as Exhibit 3-C to
                              the Company's Annual Report on
                              Form 10-K for the year ended
                              December 31, 1991 -- File No.
                              1-7795 and incorporated herein by
                              reference).

     4.5 Rights Agreement, dated as of September 25, 1987, between the Company and Manufacturer Hanover Trust Company (filed as Exhibit No. 1 to the Company's Form 8-A dated October 9, 1987 and incorporated herein by reference).

     4.6                      Indenture, dated as of May 1,
                              1986, between the Company and
                              Maryland National Bank, Trustee,
                              relating to the Company's 7 1/2%
                              Convertible Subordinated
                              Debentures due 2006 (filed as
                              Exhibit 4-A to the Company's
                              Registration Statement No. 33-5136
                              and incorporated herein by
                              reference).

     4.7 First Supplemental Indenture, dated as of April 26, 1987, between the Company and Maryland National Bank, Trustee
                              (supplementing the Indenture,
                              dated May 1, 1986, between the
                              Company and Maryland National
                              Bank, Trustee, relating to the
                              Company's 7 1/2% Convertible
                              Subordinated Debentures due 2006)
                              (filed as Exhibit 4-J to
                              Registrant's Registration
                              Statement No. 33-13762 and
                              incorporated herein by reference).

     4.8                      Indenture, dated as of July 15,
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                              1993, between the Company and
                              Continental Bank, National
                              Association, Trustee, relating to
                              the Company's 9-1/8% Senior Notes
                              due 2003 (filed as Exhibit 4-B to
                              the Company's Quarterly Report on
                              Form 10-Q for the quarter ended
                              June 30, 1993 -- File No. 1-7795
                              and incorporated herein by
                              reference).

     4.9 First Supplemental Indenture, dated as of August 14, 1993, between the Company and
                              Continental Bank, National
                              Association, Trustee
                              (supplementing the Indenture,
                              dated July 15, 1993, between the
                              Company and Continental Bank,
                              National Association, Trustee,
                              relating to the Registrant's
                              9-1/8% Senior Notes due 2003)
                              (filed as Exhibit 4.5 to the
                              Company's Annual Report on Form
                              10-K for the fiscal year ended
                              December 31, 1995 -- File No. 1-
                              7795 and incorporated herein by
                              reference).

     4.10                     Second Supplemental Indenture,
                              dated as of November 5, 1993,
                              between the Company and
                              Continental Bank, National
                              Association, Trustee
                              (supplementing the Indenture,
                              dated July 15, 1993, betwen the
                              Company and Continental Bank,
                              National Association, Trustee,
                              relating to the Registrant's
                              9-1/8% Senior Notes due 2003)
                              (filed as Exhibit 4.6 to the
                              Company's Annual Report on Form
                              10-K for the fiscal year ended
                              December 31, 1995 -- File No. 1-
                              7795 and incorporated herein by
                              reference).
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     4.11                     Third Supplemental Indenture,
                              dated as of May 15, 1996, among
                              UNC Incorporated, UNC Johnson
                              Technology, Inc., UNC Parts
                              Company, the other corporations
                              identified as Guarantors therein
                              and Chemical Bank, as Trustee.

     4.12 Fourth Supplemental Indenture, dated as of May 30, 1996, among UNC Incorporated, the corporations identified as Guarantors therein and Chemical Bank, as Trustee.

     4.13 Indenture dated as of May 30, 1996, among UNC Incorporated, the other corporations identified therein as Guarantors and The Bank of New York, as Trustee (relating to the Company's 11% Senior
                              Subordinated Notes due 2006).

     5                        Opinion of Miles & Stockbridge, a
                              Professional Corporation.

     23                       Consent of independent auditors
                              (the consent of counsel is
                              included in Exhibit 5).

     24                       Powers of Attorney.


Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)     to include any prospectus required by
                         Section 10(a)(3) of the Securities Act
                         of 1933;

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               (ii)      to reflect in the prospectus any facts
                         or events arising after the effective
                         date of the registration statement (or
                         the most recent post-effective
                         amendment thereof) which, individually
                         or in the aggregate, represent a
                         fundamental change in the information
                         set forth in the registration
                         statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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          (3)  to remove from registration by means of a post-
               effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on June 20, 1996.

                                   UNC INCORPORATED

                              By:/s/ Robert L. Pevenstein
                              _____________________________
                                 Robert L. Pevenstein,
                                 Senior Vice President and
                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Title                    Date
     ---------                -----                    ----
Dan A. Colussy*          Chairman of the Board,   June 11, 1996
- ---------------------    President and Chief
(Dan A. Colussy)         Executive Officer and
                         Director

/s/Robert L. Pevenstein  Senior Vice President    June 20, 1996
- ---------------------    and Chief Financial
(Robert L. Pevenstein)   Officer


Berl Bernhard*           Director                 June 11, 1996
- ---------------------
(Berl Bernhard)


Beverly B. Byron*        Director                 June 11, 1996
- ---------------------
(Beverly B. Byron)


John K. Castle*          Director                 June 11, 1996
- ---------------------
(John K. Castle)
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William C. Hittinger*    Director                 June 11, 1996
- ----------------------
(William C. Hittinger)


J. L. Holloway, III*     Director                 June 11, 1996
- ----------------------
(J. L. Holloway, III)


Freeman A. Hrabowski,*   Director                 June 11, 1996
- -----------------------
(Freeman A. Hrabowski, III)


George V. McGowan*       Director                 June 11, 1996
- ----------------------
(George V. McGowan)


Jack Moseley*            Director                 June 11, 1996
- ----------------------
(Jack Moseley)


Lawrence A. Skantze*     Director                 June 11, 1996
- ----------------------
(Lawrence A. Skantze)


*By: /s/ Richard H. Lange
     -------------------------
     Richard H. Lange
     Attorney-in-Fact
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                       UNC Incorporated

                         Exhibit Index

Exhibit                                                Page
Number                       Exhibit                  Number

 4.1                The UNC/Garrett Stock Purchase
                    and Option Plan made and entered
                    into as of the 16th day of
                    January, 1996

 4.11               Third Supplemental Indenture,
                    dated as of May 15, 1996, among
                    UNC Incorporated, UNC Johnson
                    Technology, Inc., UNC Parts
                    Company, the other corporations
                    identified as Guarantors therein
                    and Chemical Bank, as Trustee.

 4.12               Fourth Supplemental Indenture,
                    dated as of May 30, 1996, among UNC
                    Incorporated, the corporations
                    identified as Guarantors therein and
                    Chemical Bank, as Trustee.

 4.13               Indenture dated as of May 30,
                    1996, among UNC Incorporated,
                    the other corporations identified
                    therein as Guarantors and The
                    Bank of New York, as Trustee
                    (relating to the Company's 11%
                    Senior Subordinated Notes due
                    2006).

 5                  Opinion of Miles & Stockbridge,
                    a Professional Corporation.

23                  Consent of independent auditors
                    (the consent of counsel is
                    included in Exhibit 5).

24                  Powers of Attorney.
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